Exhibit 10.4

RESTRICTED STOCK AGREEMENT
MEMORANDUM OF AGREEMENT (this “Agreement”) made as of the 5th day of September, 2018.

BETWEEN:
KINGSWAY FINANCIAL SERVICES INC., incorporated pursuant to the laws of the Province of Ontario
(hereinafter called the “Corporation”)
OF THE FIRST PART
- and -
John Taylor M. Fitzgerald (hereinafter called the “Participant”)
OF THE SECOND PART

WHEREAS, the Corporation has established the Kingsway Financial Services Inc. 2013 Equity Incentive Plan, as amended from time to time (the “Plan”), to attract, retain and motivate persons as officers and other employees of the Corporation and its Subsidiaries and to advance the interests of the Corporation by providing such persons with the opportunity to acquire an increased proprietary interest in the Corporation pursuant to and in accordance with the Plan;
WHEREAS, the Participant was previously granted 500,000 restricted stock units of the Corporation (the “Original RSU Grant”) pursuant to that certain Restricted Stock Unit Agreement, dated August 24, 2016, by and between the Participant and the Corporation (the “Original Grant Agreement”);
WHEREAS, effective as of the execution and delivery of this Agreement, the Original RSU Grant shall be cancelled and of no force or effect; and
WHEREAS, the Participant is an officer or employee of the Corporation, or one of its Subsidiaries, and the Board of Directors of the Corporation has authorized the granting to the Participant by the Corporation of 500,000 shares of Restricted Stock pursuant to this Agreement.
NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Corporation, it is agreed by and between the parties hereto as follows:

1.
In this Agreement and in any amendments hereto, (a) words and phrases as used herein shall have the same meaning as used in the Plan, and (b) the following terms shall have the following meanings respectively:

“Cause” shall mean the Participant’s involuntary termination of employment by the Corporation upon the occurrence of any of the following by the Participant:  (i) an intentional act of fraud, embezzlement, theft, or any other illegal act against the Corporation, any of which would constitute a felony; (ii) the Participant’s improper disclosure or use of the

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Exhibit 10.4

Corporation’s confidential information but only where the Corporation has established that such disclosure or use has financially and materially injured the Corporation; or (iii) a material breach of the Participant’s duty of loyalty to the Corporation but only where the Corporation has established that such breach has financially and materially injured the Corporation.
“Constructive Resignation” shall mean the Participant’s voluntary termination of employment by the Corporation as a result of the Participant’s habitual neglect or gross negligence in the performance of the Participant’s duties and responsibilities that has a material adverse effect on the business or financial condition of the Corporation, after written notice from the Board setting forth the facts in reasonable detail constituting habitual neglect or gross negligence that the Participant does not cure within thirty (30) days of such notice.
“Constructive Termination” shall mean the voluntary termination of employment by a Participant within forty-five (45) days following written notice to each independent member of the Board of Directors setting forth in reasonable detail the occurrence of any of the following events without the Participant’s written consent that is not cured by the Corporation within thirty (30) days after such notice: (i) any material diminution in job duties and responsibilities or the imposition of job requirements materially inconsistent with Participant’s position with the Corporation; (ii) a reduction in Participant’s then-current base salary, other than an across-the-board reduction of no more than ten percent (10%) in the base salary of all executive level employees, (iii) a material reduction in the Participant’s annual incentive compensation opportunities; or (iv) the Participant has established that he has been subject to a hostile work environment.
“Disability” shall mean the inability of the Participant to continue employment with the Corporation or a Subsidiary due to a long-term disability for which benefits are claimed or received under an insurance plan established by the Corporation or a Subsidiary.

2.
Subject to the terms and conditions hereinafter set out and those of the Plan, the Corporation hereby grants to the Participant as of the date set forth above (the “Date of Grant”) 500,000 shares of Restricted Stock (the “Restricted Shares”). The Participant acknowledges and agrees that the Original RSU Grant shall be terminated and of no force or effect as of the execution and delivery of this Agreement.

3.
The Restricted Shares shall become fully vested, and the Restriction Period shall lapse, as of March 28, 2024 if the Participant remains in continuous employment with the Corporation through such anniversary.

4.
If the Participant’s employment with the Corporation terminates prior to March 28, 2024 for any reason other than Cause, (including for, but not limited to, the following reasons: (i) the Participant’s death; (ii) a termination by the Corporation due to the Participant’s Disability; (iii) the Constructive Termination of Participant’s employment; or (iv) the Constructive Resignation of the Participant) a prorated number of the Restricted Shares shall become vested, based on the number of full months of employment completed between

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Exhibit 10.4

August 24, 2016, and the date of the termination of employment, and all other Restricted Shares held by the Participant shall be forfeited.

5.	All of the Restricted Shares held by the Participant shall be forfeited in the event the Participant’s employment with the Corporation terminates prior to March 28, 2024 by the Corporation for Cause.

6.
During the Restriction Period, the Restricted Shares shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing the Restricted Shares shall be registered in the Participant’s name and may bear a legend, in addition to any legend which may be required pursuant to the Plan, indicating that the ownership of the Common Shares represented by such certificate is subject to the restrictions, terms and conditions of the Plan and this Agreement. All such certificates shall be deposited with the Corporation, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Corporation for cancellation all or a portion of the Restricted Shares in the event they are forfeited in whole or in part. Upon termination of the Restriction Period, subject to the Corporation’s right to require payment of any taxes in accordance with the Plan, the restrictions shall be removed from the requisite number of any Common Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Common Shares shall be delivered to the Participant.

7.
The Participant shall have all rights as a shareholder of the Corporation, including, but not limited to, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Shares; provided, however, that (i) the Participant shall not be permitted to vote the Restricted Shares until they have vested and (ii) any distribution with respect to Common Shares shall be deposited with the Corporation and shall be subject to the same restrictions as the Common Shares with respect to which such distribution was made.

8.
Notwithstanding anything herein to the contrary, the underlying Common Shares may not be sold in the United States unless a Registration Statement on Form S-8 under the United States Securities Act of 1933 is in effect with respect to the Plan and the Common Shares issuable in connection with awards under the Plan.

9.
The Participant understands that the Participant is solely responsible for all tax consequences to the Participant in connection with this award. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the award and that the Participant is not relying on the Corporation for any tax advice. By accepting this Agreement, the Participant acknowledges his or her understanding that the Participant may file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Section 83(b) Election”), not later than 30 days after the Date of Grant, to include in the Participant’s gross income the Fair Market Value of the unvested Common Shares subject to the award as of such date. Before filing a Section 83(b) Election with the Internal Revenue

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Exhibit 10.4

Service, the Participant shall (i) notify the Corporation of such election by delivering to the Corporation a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit A, and (ii) pay to the Corporation an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld or paid over to such authority with respect to such unvested shares. The Corporation agrees that when the Participant is subject to withholding tax on W-2 of the Participant, the Corporation will accept Restricted Shares (using the Fair Market Value of the Common Shares calculated in accordance with the Plan) in an amount necessary to fulfill the withholding obligations. The Participant agrees to transfer Restricted Shares necessary to meet that obligation.

10.
Nothing in the Plan or herein confers upon the Participant any right to continue in the employ of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any Subsidiary to terminate his employment at any time; nor shall anything in the Plan or herein be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of the Participant beyond the time which he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or Subsidiary.

11.	Time shall be of the essence of this Agreement.

12.	The Restricted Shares granted hereby are personal to the Participant and, subject to the provisions of the Plan, are non-assignable.

13.
This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and the Participant and his legal personal representatives. This Agreement shall not be assignable by the Participant or his legal personal representatives.

14.
This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. The provisions of this Restricted Stock Agreement shall be interpreted in a manner not inconsistent with the provisions of the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.

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Exhibit 10.4

	)	JOHN TAYLOR M. FITZGERALD
)
)
)
Witness
)
)
	)	KINGSWAY FINANCIAL SERVICES INC.
)
)
	)	Per:
Name:
Title:

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Exhibit 10.4

EXHIBIT A -- SAMPLE 83(B) ELECTION
ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY
IN GROSS INCOME
IN YEAR OF TRANSFER UNDER CODE SECTION 83(b)
The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the value of the property described below in gross income in the year of transfer and supplies the following information in accordance with the regulations promulgated thereunder:
1. The name, address and taxpayer identification number of the undersigned are:
[Name]
[Address]
[Social Security Number]

2. Description of the property with respect to which the election is being made:
[insert number of shares] common shares of Kingsway Financial Services Inc., an Ontario corporation, granted to the undersigned as restricted stock.
3. The date on which the property was transferred is [insert grant date].
The taxable year to which this election relates is calendar year 2018
4. The nature of the restrictions to which the property is subject is:
If the employment of the undersigned terminates prior to a specified date, the undersigned will forfeit the property transferred to the undersigned.
5. Fair market value:
The fair market value (determined without regard to any restrictions) of the property with respect to which this election is being made was $[insert fair market value of a share on grant date] per share at the time of transfer.
6. Amount paid for property:
The taxpayer has paid $0 for the property.
7. Furnishing statement to employer:
A copy of this statement has been furnished to Kingsway Financial Services Inc.

Dated: ________________
______________________________________

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